UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA	22033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

ManTech held its Annual Meeting of Stockholders on May 12, 2010. For more information regarding the following proposals, see the Company’s proxy statement dated April 1, 2010, the relevant portions of which are hereby incorporated by reference.

•	The Company’s stockholders elected each of the ten nominees to the Board of Directors for a one-year term.

The following table states the number of votes cast for or withheld as to the election of directors, as well as the number of broker non-votes. There were no abstentions on this matter. Holders of Class B Stock were entitled to cast 10 votes for each share of Class B Stock held.

Director Name	For	Withheld	Broker Non-Votes

George J. Pedersen	155,711,639	368,389	778,027
Richard L. Armitage	155,619,857	460,171	778,027
Mary K. Bush	155,703,448	376,580	778,027
Barry G. Campbell	154,531,435	1,548,593	778,027
Walter R. Fatzinger, Jr.	154,550,935	1,529,093	778,027
David E. Jeremiah	155,947,901	132,127	778,027
Richard J. Kerr	154,547,848	1,532,180	778,027
Kenneth A. Minihan	155,964,171	115,857	778,027
Stephen W. Porter	155,839,362	240,666	778,027
Lawrence B. Prior, III	155,709,667	370,361	778,027

•	The Company’s stockholders ratified the appointment of Deloitte & Touche LLP to serve as ManTech’s independent registered public accounting firm.

The following table states the number of votes cast for and against the ratification of the appointment of Deloitte & Touche LLP, as well as the number of abstentions with respect to the ratification of the appointment of Deloitte & Touche LLP. There were no broker non-votes on this matter. Holders of Class B Stock were entitled to cast 10 votes for each share of Class B Stock held.

For	156,595,644
Against	193,717
Abstain	68,694
Total	156,858,055

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: May 13, 2010	By:	/s/ Michael R. Putnam
Michael R. Putnam
SVP – Corporate & Regulatory Affairs